EXHIBIT (f)(iii)

Announcement Entitled

Premier announces new Ministry

Premier

The Honourable Campbell Newman

Friday, March 30, 2012

Premier announces new Ministry

Queensland Premier Campbell Newman today announced the new Ministry of the Newman LNP Government.

Mr Newman said the Ministry included both experienced members and new faces who had wide-ranging, real world experience to get Queensland back on track.

“The new faces in the Ministry reflect the depth of talent in the LNP and the experienced members will continue their outstanding work for the people of Queensland,” Mr Newman said.

“This is a Ministry for all of Queensland because it’s made of representatives of all of the regions.

“All members of the Ministry will be working hard for Queensland - to grow a four pillar economy, lower the cost of living by cutting waste, revitalise front line services, deliver better infrastructure and planning and restore accountability to government.

“After 20 years of Labor, we have a lot of work to do, but my team and I will be working hard every day to get Queensland back on track.

“I pledge to the people of Queensland that we will not let you down.”

The Ministry will be sworn in by Her Excellency Penelope Wensley AC on Tuesday.

CABINET MINISTERS

Campbell Newman Premier and Cabinet

Jeff Seeney Deputy Premier and Minister for State Development, Infrastructure and Planning

Tim Nicholls Treasurer and Minister for Trade

Lawrence Springborg Minister for Health

John-Paul Langbroek Minister for Education, Training and Employment

David Gibson Minister for Police and Community Safety

Jarrod Bleijie Attorney General and Minister for Justice

Scott Emerson Minister for Transport and Main Roads

Bruce Flegg Minister for Housing and Public Works

John McVeigh Minister for Agriculture, Fisheries and Forestry

Andrew Powell Minister for Environment and Heritage Protection

Andrew Cripps Minister for Natural Resources and Mines

Mark McArdle Minister for Energy and Water Supply

David Crisafulli Minister for Local Government

Tracy Davis Minister for Communities, Child Safety and Disability Services

Ros Bates Minister for Science, IT, Innovation and the Arts

Steve Dickson Minister for National Parks, Recreation, Sport and Racing

Jann Stuckey Minister for Tourism, Major Events, Small Business and Commonwealth Games

Jack Dempsey Minister for Aboriginal & Torres Strait Islander & Multicultural Affairs and Assisting the Premier

ASSISTANT MINISTERS

Lisa France Assistant Minister for Natural Resources and Mines

Tim Mander Assistant Minister for Sport and Racing

Chris Davis Assistant Minister for Health

Gavin King Assistant Minister for Tourism

Steve Minnikin Assistant Minister for Public Transport

Rob Molhoek Assistant Minister for Child Safety

Ian Walker Assistant Minister for Planning Reform

Deb Frecklington Assistant Minister for Finance, Administration and Regulatory Reform

David Kempton Assistant Minister for Aboriginal and Torres Strait Islander Affairs

Saxon Rice Assistant Minister for Technical and Further Education

Robert Cavallucci Assistant Minister for Multicultural Affairs

PARLIAMENTARY ROLES

Fiona Simpson Speaker

Glen Elmes Deputy Speaker/Chairman of Committees

Ray Stevens Leader of the House

Vaughan Johnson Chief Whip

Rosemary Menkens Senior Whip

Ted Sorensen Deputy Whip

Tarnya Smith Deputy Whip